UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2005

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Capco Energy, Inc.

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(Exact name of registrant specified in charter)

Colorado	0-10157	84-0846529
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 San Felipe, Suite 725

Houston, Texas  77056

(Address of principal executive offices)  (Zip Code)

(713) 622-5550
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 15, 2005, Capco Energy, Inc.’s (“the Company”) Board of Directors elected the Company’s slate of officers, effective that same date.   Mr. Ilyas Chaudhary was re-elected to the position of Chairman of the Board of Directors.  Mr. J. Michael Myers, President of the Company, was re-elected to that position, as well as to the position of Chief Executive Officer. Mr. Mansoor Anjum was elected as Chief Financial Officer and Mr. William J. Hickey, Esq. was re-elected as Secretary of the Company.

Mr. Chaudhary will continue to work with the Company in matters relating to capital formation and property acquisitions.  He will be compensated for such services based on the levels of equity and/or debt that he raises for the Company.  In addition, Mr. Chaudhary will have the option to participate in acquisitions that Capco closes on the same terms as the Company.  An agreement setting forth the terms of this arrangement is currently in preparation and will be filed by amendment as soon as it becomes available.

Mr. Myers has approximately 30 years experience in the Permian Basin and Gulf Coast operations in exploration, production and operations.  Prior to joining Capco in November 2003, he was the Chief Executive Officer of Permico Corporation, a Houston based exploration and production company that was acquired by Capco.  Earlier, he was Vice-President-Operations for an offshore Gulf Coast operating company.  Mr. Myers’ current employment agreement is to be amended, effective July 1, 2005, to include quarterly stock option grants to acquire 500,000 shares of the Company’s Common Stock at a price of $0.30 per share and 500,000 shares at a price of $0.45 per share for each quarter that the Company reports net income in its quarterly financial statements.  The amended agreement is currently in preparation and will be filed by amendment as soon as it becomes available.

Mr. Anjum has over 15 years experience in financial management and marketing and has worked in the oil and gas industry for the last 10 years.  Since July 2003, Mr. Anjum has been President of Meteor Marketing, Inc., a petroleum products distributor based in Casper, Wyoming.  From July 2002 to June 2003, Mr. Anjum worked as a corporate finance consultant in Toronto, Canada.  For the period from September 2000 to April 2002, Mr. Anjum attended the University of Toronto and attained a masters degree in Business Administration. From 1995 to 2000, Mr. Anjum worked with Saba Petroleum Company in various capacities, including Vice President-International New Ventures.  Mr. Anjum’s employment agreement is for a period of one year, but may be extended for an additional period upon mutual consent.  The agreement is currently in preparation and will be filed by amendment as soon as it becomes available.

Item 9.01    Financial Statements and Exhibits

(c)

Exhibits

99.1      News release dated June 23, 2005.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPCO ENERGY, INC.

Dated: June 23, 2005

By:/s/ J. Michael Myers

J. Michael Myers

Chief Executive Officer

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